Exhibit 9
AMENDED AND RESTATED
VOTING TRUST AGREEMENT

THIS AMENDED AND RESTATED VOTING TRUST AGREEMENT (the “Agreement”) dated as of March ___, 2008, among Fonix Corporation, a Delaware corporation (the “Company”); Thomas A. Murdock and Roger D. Dudley, who are shareholders in the Company (collectively the “Shareholders”); Thomas A. Murdock (the “Original Trustee”); and Roger D. Dudley, as Trustee (“Trustee”).

RECITALS

A.           The Shareholders, the Company, Stephen M. Studdert, and the Original Trustee executed a Voting Trust Agreement originally dated December 10, 1993, which has been amended from time to time.  The term “Original Agreement” shall refer to the December 10, 1993 Voting Trust Agreement and all subsequent amendments and/or restatements of the Voting Trust Agreement prior to the execution of this Agreement.

B.           The Original Trustee, on behalf of the Shareholders, and the Company executed an Amended and Restated Revolving Line of Credit Agreement (the “LOC Agreement”) pursuant to which the Company could borrow up to $1,000,000 from the Shareholders and (ii) a Promissory Note (the “Note”) in the original principal amount of $1,000,000.

C.           The Note provides that the debt owed by the Company to the Shareholders shall be convertible to shares of the Company’s common stock.

D.           The Company, Shareholders and Original Trustee, desiring to make the terms of the Original Agreement compatible with the terms of the Note, and to change the Trustee from Thomas A. Murdock to Roger D. Dudley, have agreed to amend and restate the Original Agreement so as to supersede the Original Agreement, and any and all amendments thereto, with this Amended and Restated Trust Agreement.

NOW, THEREFORE, the Original Agreement, and any all amendments thereto, shall be replaced with the following Amended and Restated Voting Trust Agreement:

AGREEMENT

1.           Agreement.  Copies of this Agreement, and of any amendments or restatements of this Agreement, shall be filed in the principal office of the Company in Salt Lake City, Utah, and shall be open to the inspection of any stockholder of the Company, daily during business hours.  All voting trust certificates issued as hereinafter provided shall be issued, received, and held subject to all of the terms of this Agreement.  The Shareholders shall be bound by the provisions of this Agreement.

2.           Creation of Voting Trust.  The Shareholders shall deposit with the Trustee certificates for the shares of the Company’s common stock (the “Stock Certificates”) to be held by “Roger D. Dudley, as Voting Trustee” in a voting trust in accordance with the terms and conditions of this Agreement.  The Stock Certificates shall be endorsed, or accompanied by such instruments of transfer as to enable the Trustee to cause such Stock Certificate to be transferred into the name of the Trustee, as hereinafter provided.  On receipt by the Trustee of the Stock Certificates for the Shares and the transfer of the same into the name of the Trustee, the Trustee shall hold the same subject to the terms of this Agreement, and shall thereupon issue and deliver to the Shareholder a voting trust certificate representing the Trustee’s receipt of the Stock Certificates from the Shareholders (the “Voting Trust Certificates”).

3.           Voting Trust Certificates.  The Voting Trust Certificates shall be in the form provided in Exhibit A attached hereto and incorporated herein by this reference.

4.           Transfer of Certificates.

a.           The Voting Trust Certificates shall be transferable at the principal office of the Trustee in Salt Lake City, Utah (and at such other office as the Trustee may designate by an instrument in writing signed by him and sent by mail to the registered holders of Voting Trust Certificates), on the books of the Trustee, by the registered owner thereof, either in person or by a duly appointed manager or officer of the registered owner, or by attorney thereto duly authorized, upon surrender thereof, according to the rules established for that purpose by the Trustee; and the Trustee may treat the registered holder as owner thereof for all purposes whatsoever, but he shall not be required to deliver stock certificates hereunder without the surrender of such Voting Trust Certificates.

b.           If a Voting Trust Certificate is lost, stolen, mutilated, or destroyed, the Trustee, in his discretion, may issue a duplicate of such certificate upon receipt of (1) evidence of such fact satisfactory to him; (2) indemnity satisfactory to him; (3) the existing certificate, if mutilated; and (4) his reasonable fees and expenses in connection with the issuance of a new Voting Trust Certificate.  The Trustee shall not be required to recognize any transfer of a Voting Trust Certificate not made in accordance with the provisions hereof, unless the person claiming such ownership shall have produced indicia of title satisfactory to the Trustee, and shall in addition deposit with the Trustee indemnity satisfactory to him.

5.           Rights upon Termination of Voting Trust.

a.           Upon the termination of this Agreement at any time, as hereinafter provided, the Trustee, at such time as he may choose during the period commencing 20 days before and ending 20 days after such termination, shall mail written notice of such termination to the registered owner of the Voting Trust Certificate, at the address appearing on the transfer books of the Trustee.  After the date specified in any such notice (which date shall be fixed by the Trustee), the Voting Trust Certificate shall cease to have any effect, and the holder of such Voting Trust Certificate shall have no further rights under this Agreement other than to receive certificates for shares of stock of the Company or other property distributable under the terms hereof and upon the surrender of such Voting Trust Certificate.

b.           Within 30 days after the termination of this Agreement, the Trustee shall deliver, to the registered holders of all Voting Trust Certificates, certificates for the number of shares of the capital stock of the Company represented thereby, upon the surrender thereof properly endorsed, such delivery to be made in each case at the office of the Trustee.

c.           At any time subsequent to 30 days after the termination of this Agreement, the Trustee may deposit with the Company stock certificates representing the number of shares of capital stock represented by the Voting Trust Certificates then outstanding, with authority in writing to the Company to deliver such stock certificates in exchange for the Voting Trust Certificates representing a like number of shares of the capital stock of the Company; and upon such deposit all further liability of the Trustee for the delivery of such stock certificates and the delivery or payment of dividends upon surrender of the Voting Trust Certificates shall cease, and the Trustee shall not be required to take any further action hereunder.

6.           Power and  Authority  of  Trustee.  The Trustee shall possess and be entitled to exercise all of the voting rights and voting powers of an absolute owner of the shares of common stock of the Company including, but not limited to, the power to vote (i) for election or removal of directors, (ii) for amendments to the Company’s Certificate of Incorporation or Bylaws, and (iii) to merge, consolidate, liquidate or dissolve the Company or sell all or substantially all of the assets of the Company.

a.           Term.  The trust hereby created shall terminate upon the earlier to occur of (i)(a) the sale of all of the shares of common stock of the Company issued and issuable to the Shareholders upon conversion of the entire unpaid of the Note in accordance with the terms and conditions of the Note and the LOC Agreement; and (b) sale or distribution of the Shares Certificates to the Shareholders; or (ii)(a)the payment in full of the Note in accordance with the terms and conditions of the Note and the LOC Agreement; and (b) sale or distribution of the Shares Certificates to the Shareholders.

7.           Shareholder’s Right to Sell Shares.  A Shareholder shall have the right, at any time, to cause the Trustee to convert a portion of the balance due under the Note, which amount is owned or due such Shareholder, and/or withdraw shares from the voting trust created hereunder if he intends to immediately sell such stock, either privately or publicly; provided that such sale (i) is made pursuant to the terms and conditions of any agreement entered into between the Company and the Stockholders restricting the transfer or resale of the Company’s capital stock, (ii) does not violate any sate or federal securities laws and (iii) is not in violation of the provisions of  Section 8(a), below.  If a Shareholder shall elect to exercise such right, the Trustee shall use all reasonable efforts to withdraw the shares from the voting trust as soon as practicable to permit such sale; provided that if such sale is not effected, the Shareholder shall  promptly return and redeposit any such Shares with the Trustee and such Shares shall, until such sale, continue to be subject to the terms and conditions of this Agreement.

a.           During the term of this Agreement, the Shareholders shall not be permitted to do, either directly or indirectly, any of the following:

i.           knowingly sell any of the shares to any person or group (within the meaning of Section 13(d) of the Exchange Act and related rules) who has publicly indicated the desire or intention to acquire the Company by merger, consolidation or other form of business combination or to acquire any or all or substantially all of the assets of the Company; or

ii.           knowingly become a member of a group other than with any related person(s) for the purpose of acquiring, holding, disposing or voting of securities of the Company (within the meaning of Section 13(d) of the Exchange Act and related rules); unless,  in the event (i) the Trustee, in his capacity as Chairman of the Board of Directors of the Company or otherwise, shall have indicated his intention to sell to such group; and (ii) the Board of Directors of the Company shall not have rejected the offer of such group to acquire the stock or assets of the Company.

b.           Upon the sale of the shares in accordance with the terms and conditions hereof, such shares shall cease to be subject to this Agreement as voting trust stock.

8.           Trustee’s Duties and Immunities.  The Trustee of this Agreement shall be Roger D. Dudley.  In voting the shares of common stock of the Company represented by Share Certificates, taking any action in connection with the collection, payment, amendment modification or compromise of the obligation evidence by the Note or the LOC Agreement or in doing any act with respect to the control or management of the Company or its affairs, either in person or by proxy, the Trustee shall act in a commercially reasonable manner.  The Shareholders hereby waive any conflict of interest that the Trustee may personally have so long as the Trustee has acted in a commercially reasonable manner with respect to any transaction of the Company in which the Trustee has a conflict of interest.  The Trustee shall not be liable for any error of judgment or mistake of law or other mistake, and shall not be responsible for any act or omission with respect to his duties and responsibilities as Trustee, or for any losses that may result therefrom, unless such losses can be proven by clear and  convincing evidence to be the result of willful misconduct, gross negligence or bad faith.

9.           Trustee’s Indemnity.  The Trustee shall be entitled to be indemnified fully  against all costs, charges, expenses and other liabilities properly incurred by the Trustee in the  exercise of any power  conferred  upon him by these presents; and the Shareholders hereby covenant with the Trustee to hold harmless and indemnify Trustee from all loss or damage that he may sustain or be put to by reason of anything he may lawfully do in the execution of this Agreement.

10.           Appointment of Substitute Trustee.  In the event that the individual serving as Trustee shall cease to serve as such due to his death, disability, resignation or retirement, then the Board of Directors of the Company shall appoint a replacement Trustee to serve in the place of the individual no longer serving as Trustee.  Any person so appointed shall thereupon be vested with all the duties, powers and authority of the Trustee hereunder as if originally named herein.

11.           Reports.  The Trustee is hereby authorized and instructed to prepare and file any reports with respect to the Shares as may be required under state or federal securities laws.  The Shareholder will cooperate in any way as may be reasonably necessary for the preparation and filing of any such reports.

12.           General.  This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereto.  No amendment or supplement to this Agreement or waiver hereof shall be binding unless reduced to writing and signed by all of the parties hereto.  Words shall be construed to be of such number and gender as the circumstances  require.  This Agreement shall inure to the benefit of and be legally binding upon the parties hereto and the heirs, executors, administrators, successors, assigns, and transferees of them and each of them.  This Agreement shall be construed and enforced in accordance with the laws of the State of Utah applicable to contracts made and to be performed solely in the State of Utah.  This Agreement may be executed in one or more counterparts, each of which so executed shall be deemed to be an original and such counterparts shall, together, constitute and be one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Company:	Fonix Corporation,
a Delaware corporation

By_________________________________
Thomas A. Murdock, its CEO

Shareholders:	___________________________________
Thomas A. Murdock

___________________________________
Roger D. Dudley

Original Trustee: :	___________________________________
Thomas A. Murdock

Trustee:	___________________________________
Roger D. Dudley

Exhibit A

Form of
Voting Trust Certificate

No. __________________	__________________ Shares

Fonix Corporation
a Delaware corporation
Voting Trust Certificate for Capital Stock

This certifies that ________________________________, or registered assigns is entitled to all the benefits arising from the deposit with the Trustee under the Voting Trust Agreement hereinafter mentioned, of certificates for _____________ shares of the capital stock of Fonix Corporation, a Delaware corporation (the “Company”), as provided in such Voting Trust Agreement and subject to the terms thereof.  The registered holder hereof, or assigns, is entitled to receive payment equal to the amount of cash dividends, if any, received by the Trustee upon the number of shares of capital stock of the Company in respect of which this certificate is issued.  Dividends received by the Trustee in common or other stock of the Company having general voting powers shall be payable in voting trust certificates, in form similar hereto.  Until the Trustee shall have delivered the stock held under such Voting Trust Agreement to the holders of the voting trust certificates, or to the Company, as specified in such Voting Trust Agreement, the Trustee shall possess and shall be entitled to exercise all rights and powers of an absolute owner of such stock, including the right to vote thereon for every purpose, and to execute consents in respect thereof for every purpose, it being expressly stipulated that no voting right passes to the owner hereof, or its assigns, under this certificate or any agreement, expressed or implied.

This certificate is issued, received, and held under, and the rights of the owner hereof are subject to, the terms of an Amended and Restated Voting Trust Agreement dated February ____, 2008, among the Company and Roger D. Dudley, as Trustee, and the holder of this certificate or holders of certificates similar to this certificate (copies of which Amended and Restated Voting Trust Agreement, and of every agreement amending or supplementing the same, are on file at the principal office of the Company in Salt Lake City, Utah, and shall be open to the inspection of any stockholder of the Company, daily during business hours); to all the provisions of which Amended and Restated Voting Trust Agreement the holder of this certificate, by acceptance hereof assents and is bound as if such Amended and Restated Voting Trust Agreement had been signed by the holder hereof in person.

In the event of the dissolution or total or partial liquidation of the Company, the moneys, securities, or property received by the Trustee in respect of the stock deposited under such Amended and Restated Voting Trust Agreement shall be distributed among the registered holders of voting trust certificates in proportion to their interests as shown by the books of the Trustee.

In the event that any dividend or distribution other than in cash or stock of the Company having general voting powers is received by the Trustee, the Trustee shall distribute the same to the registered holders of voting trust certificates, on the date of such distribution, or to the registered certificate holders at the close of business on the date fixed by the Trustee for taking a record to determine the certificate holders entitled to such distribution.  Such distribution shall be made to the certificate holders ratably in accordance with the number of shares represented by their respective voting trust certificates.

Stock certificates for the number of shares of capital stock then represented by this certificate, or the net proceeds in cash or property of such shares, shall be due and deliverable hereunder upon the termination of such Amended and Restated Voting Trust Agreement as provided therein.

The Amended and Restated Voting Trust Agreement shall continue in full force and effect until terminated as set forth in Section 7 thereof.

This certificate is transferable on the books of the Trustee at his office in Salt Lake City, Utah (or elsewhere as designated by the Trustee), by the holder hereof, either by its duly appointed manager or by attorney duly authorized, in accordance with the rules established for that purpose by the Trustee and on surrender of this certificate properly endorsed.  Title to this certificate when duly endorsed shall, to the extent permitted by law, be transferable with the same effect as in the case of a negotiable instrument.  Each holder hereof agrees that delivery of this certificate, duly endorsed by any holder hereof, shall vest title hereto and all rights hereunder in the transferee; provided, however, that the Trustee may treat the registered holder hereof, or when presented duly endorsed in blank the bearer hereof, as the absolute owner hereof, and of all rights and interests represented hereby, for all purposes whatsoever, and the Trustee shall not be bound or affected by any notice to the contrary, or by any notice of any trust, whether express or implied, or constructive, or of any charge or equity respecting the title or ownership of this certificate, or the share of stock represented hereby; provided, however, that no delivery of stock certificates hereunder, or the proceeds thereof, shall be made without surrender hereof properly endorsed.

This certificate shall not be valid for any purpose until duly signed by the Trustee.

The term “Trustee” as used in this certificate means the Trustee or any replacement or successor thereof acting under such Voting Trust Agreement.

IN WITNESS WHEREOF, the Trustee has signed this certificate on the _____ day of March, 2008.

_________________________________
Roger D. Dudley

(Form of Assignment)

For value received, ______________________ hereby assigns the within certificate, and all rights and interests represented thereby, to ______________________ and appoints ______________________ attorney to transfer this certificate on the books of the Trustee mentioned therein, with full power of substitution.

DATED this _____ day of __________________, 20___.

By_________________________________
_______________, its _________________

Attest:

___________________________

___________________________

Note: The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration, enlargement, or any change whatever.  All endorsements, in the discretion of the Trustee, shall be guaranteed by a bank or trust company satisfactory to the Trustee.